Life Partners Holdings Inc. to Host Conference Call

WACO, TX  January 9, 2009 – Life Partners Holdings, Inc. (NasdaqGS: LPHI), parent company of Life Partners, Inc., a leader in the secondary life insurance market known as “life settlements”, today announced that it will hold a conference call to discuss its financial results for the third quarter ended November 30, 2008.

The conference call will be held on Tuesday, January 13 at 12:00 Noon Eastern Time / 11:00 Central Time.  Participants will include Brian Pardo, Chairman and CEO of Life Partners Holdings, Inc., R. Scott Peden, President of Life Partners, Inc. and David Martin, CFO of Life Partners Holdings, Inc.

To participate in the conference call, please dial 866-939-3921 or 678-302-3550 approximately 10-15 minutes prior to the time the call is scheduled to begin.

A replay of the conference call will be available for 30 days and can be accessed by contacting LPHI Shareholder Relations at 800-368-5569 or visiting our website:  www.lphi.com for instructions.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements". Since inception Life Partners has completed over 84,000 transactions for its worldwide client base of over 20,000 high net worth individuals and institutions in connection with the purchase of over 6,000 policies totaling over $1.7 billion in face value.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

or

Hill & Knowlton
Media Relations:
Richard Weber, (512)-372-6652

Visit our website at: www.lphi.com

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